Exhibit 107

Calculation of Filing Fee Tables

Form F-1

Vantage Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value US$0.001 per share(1)(2)	Rule 457(o)	3,250,000	$5.00	$16,250,000.00	0.00015310	$2,487.88
	Equity	Underwriters’ Warrant(3)	Rule 457(g)	-	-	-	-	-
	Equity	Ordinary shares underlying Underwriters’ Warrant(4)	Rule 457(g)	243,750	$6.75	$1,645,312.50	0.00015310	$251.90
	Total Offering Amounts					$17,895,312.50	0.00015310	$2,739.77
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$2,739.77

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)	Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	Represents Ordinary Shares underlying warrants issuable to the representative of the several underwriters to purchase up to an aggregate of 7.5% of the Ordinary Shares sold in the offering (including any Ordinary Shares pursuant to the exercise of the over-allotment option) via cashless exercise at an exercise price equal to 135% of the public offering price. The warrants will be exercisable at any time after the effective date of the registration statement relating to this offering and will expire five years from the commencement of sales of this offering.